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                                                       Exhibit 23








               CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in the Registration Statement of Baltimore Gas and Electric Company on Form S-8 covering 3,000,000 shares of Baltimore Gas and Electric Company Common Stock (without par value) to be offered pursuant to the Baltimore Gas and Electric Company 1995 Long-Term Incentive Plan (the "Registration Statement") of our report, dated January 20, 1995, which contains an explanatory paragraph related to the recoverability of replacement energy costs, on our audits of the consolidated financial statements and financial statement schedules of Baltimore Gas and Electric Company and Subsidiaries, as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report, is incorporated by reference in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

      We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.






                                   /s/ COOPERS & LYBRAND L.L.P.

                                     COOPERS & LYBRAND L.L.P.




Baltimore, Maryland
May 19, 1995